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                                                                    EXHIBIT 23.2
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
U.S. Foodservice:



We hereby consent to the incorporation by reference in the registration statements on Form S-3 (333-67553) and Form S-8 (Nos. 33-88140, 33-88142, 33-
88144, 33-88146, 33-81011, 333-37359, 333-43185 and 333-47759) of U.S.
Foodservice of our report, dated August 14, 1998, with respect to the consolidated balance sheets of U.S. Foodservice and Subsidiaries as of June 28, 1997 and June 27, 1998 and the related consolidated statements of operations, stockholders' equity, cash flows and schedules for each of the years then ended, which report appears in the Form 10-K/A-2 for the year ended June 27, 1998.


/s/ KPMG LLP


KPMG LLP
Baltimore, Maryland
March 1, 1999